CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Neuberger Berman Advisers Management Trust.

/s/ TAIT, WELLER & BAKER LLP

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 27, 2011